As filed with the Securities and Exchange Commission on February 19, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIMEO, INC.
(Exact name of registrant as specified in its charter)

Delaware	85-4334195
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 West 34th Street, 5th Floor
New York, New York 10001
(Address of principal executive offices, including zip code)

2021 Stock and Annual Incentive Plan, as amended and restated
(Full title of the plan)

Philip Moyer
Chief Executive Officer
Vimeo, Inc.
330 West 34th Street, 5th Floor
New York, New York 10001
(212) 524-8791
(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Brandon Van Dyke Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 (212) 735-3743	Jessica Tracy General Counsel & Secretary Vimeo, Inc. 330 West 34th Street, 5th Floor New York, New York 10001 (212) 524-8791

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement is being filed by Vimeo, Inc. (the “Registrant”) to register an additional 15,000,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), authorized for issuance under the 2021 Stock and Annual Incentive Plan (as amended and restated, the “2021 Plan”). In accordance with General Instruction E of Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the prior registration statements on Form S-8 relating to the 2021 Plan, filed with the Commission on: May 26, 2021 (Commission File No. 333-256512) and June 30, 2023 (Commission File No. 333-273063).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC are hereby incorporated by reference into this Registration Statement:

a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 19, 2025; and

b)	the Description of the Registrant’s Securities filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities offered hereby have been sold or which deregister all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit	Location

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on May 22, 2024

4.2	Amended and Restated By-laws of the Registrant.	Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed on May 27, 2021

4.3	Vimeo, Inc. 2021 Stock and Annual Incentive Plan, as amended and restated on June 6, 2023.	Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed on June 8, 2023

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.	Filed herewith

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.	Filed herewith

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).	Filed herewith

24.1	Power of Attorney (included on the signature page of this Registration Statement).	Filed herewith

107.1	Filing Fee Table.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on February 19, 2025.

VIMEO, INC.

By:	/s/ Gillian Munson
Name: Gillian Munson
Title: Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gillian Munson and Jessica Tracy, and each of them, with full power to act without the other, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF and pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Philip Moyer	Chief Executive Officer and Director	February 19, 2025
Philip Moyer	(Principal Executive Officer)

/s/ Gillian Munson	Chief Financial Officer	February 19, 2025
Gillian Munson	(Principal Financial and Principal Accounting Officer)

/s/ Adam Gross	Director	February 19, 2025
Adam Gross

/s/ Alesia J. Haas	Director	February 19, 2025
Alesia J. Haas

/s/ Jay Herratti	Director	February 19, 2025
Jay Herratti

/s/ Ida Kane	Director	February 19, 2025
Ida Kane

/s/ Mo Koyfman	Director	February 19, 2025
Mo Koyfman

/s/ Glenn Schiffman	Chairman of the Board	February 19, 2025
Glenn Schiffman

/s/ Alexander von Furstenberg	Director	February 19, 2025
Alexander von Furstenberg